UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 4, 2025

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Cunha

On June 9, 2025, Avis Budget Group, Inc. (the “Company”) announced that Daniel Cunha will become Chief Financial Officer of the Company, effective July 1, 2025. Izzy Martins will continue to serve as Chief Financial Officer until June 30, 2025.

Mr. Cunha, 42, joins the Company from Orion Services Group, a private equity owned commercial field services company, where he served as Chief Financial Officer for the past year. Prior to Orion, Mr. Cunha was Chief Financial Officer of Ocean Spray from 2019 to 2023. Previously, Mr. Cunha also served as Chief Financial Officer of Heinz North America. Mr. Cunha started his career at McKinsey & Company as a consultant and subsequently worked in private equity at GP Investments. He has a degree in Mechanical Aeronautical Engineering from Instituto Tecnológico de Aeronáutica and an MBA from Harvard Business School.

Pursuant to Mr. Cunha’s offer letter, dated June 7, 2025 (the “Offer Letter”), Mr. Cunha will receive an annual base salary of $650,000, will be eligible to earn an annual incentive award at a target rate of 125% of base salary, subject to attainment of applicable performance goals, and starting in 2026, will be eligible to participate in the Company’s long-term incentive program. In connection with his appointment, Mr. Cunha is expected to receive a restricted stock unit award with a grant date value of $1,000,000 in July 2025.

The Offer Letter is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter.

Ms. Martins

The Company also announced that, on June 4, 2025, Izzy Martins informed the Company that she will transition from EVP & Chief Financial Officer, effective June 30, 2025, to pursue other professional opportunities. Ms. Martins will continue to advise the Company through August 31, 2025, to assist with the orderly transition of her duties to Mr. Cunha. The Company thanks Ms. Martins for her more than 20 years of exemplary service to the Company and its shareholders.

On June 9, 2025, the Company issued a press release announcing the foregoing. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Offer Letter dated June 7, 2025 between Daniel Cunha and Avis Budget Group, Inc.
99.1	Press Release dated June 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Name:	Jean M. Sera
Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: June 9, 2025